UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 17, 2011

 KL Energy Corporation
(Exact name of Registrant as specified in its charter)

Nevada	333-145183	39-2052941
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

511 University Loop, Suite 111, Rapid City, SD	57701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:   (605) 718-0372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01	Other Events

On November 17, 2011, KL Energy Corporation (the “Company”) filed a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission (“SEC”) for the purpose of voluntarily deregistering its common stock under the Securities and Exchange Act of 1934.  As a result, the Company will no longer be a public reporting company and its common stock will cease being quoted on the OTCQB market tier. Operated by OTC Markets Group Inc., the OTCQB is a market tier for OTC quoted companies that are registered with, and providing current reports to, the SEC. The deregistration of the Company’s common stock will result in the stock trading on the Pink Sheets under the symbol KLEG.PK.  The Company’s Board of Directors approved the filing of the Form 15 after careful consideration of the advantages and disadvantages of continuing the Company’s SEC reporting obligations.  Suspending the SEC reporting obligations will allow the Company to eliminate the substantial expenses and efforts associated with SEC reporting and compliance and reallocate those resources to support business operations while also enabling management to focus more of its time and efforts on managing and developing the business and enhancing shareholder value.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KL ENERGY CORPORATION

Dated: November 17, 2011
By:	/s/ Peter Gross
Peter Gross, President and Chief Executive Officer